Exhibit 4.33

TWENTY-NINTH AMENDMENT

TO

SECURED SENIOR LENDING AGREEMENT

BY AND BETWEEN

PIONEER FINANCIAL SERVICES, INC., PIONEER SERVICES SALES FINANCE,
INC., AND PIONEER FUNDING, INC.  AND SUBSIDIARIES
(COLLECTIVELY, THE “BORROWERS”)

AND

UMB BANK, N.A., ARVEST BANK, COMMERCE BANK, N.A., FIRST BANK, TEXAS
CAPITAL BANK, N.A., BMO HARRIS BANK N.A., FIRST CITIZENS BANK,
BANCFIRST, CITIZENS BANK & TRUST, ENTERPRISE BANK AND
TRUST, STIFEL BANK & TRUST, SUNFLOWER BANK, N.A., AND BANK OF
BLUE VALLEY, ONB BANK AND TRUST COMPANY
(COLLECTIVELY, THE “VOTING BANKS”)

AND

PARKSIDE FINANCIAL BANK & TRUST, CROSSFIRST BANK, PAGE COUNTY
STATE BANK, CROSSFIRST BANK LEAWOOD, PEOPLES COMMUNITY
STATE BANK, FIRST STATE BANK & TRUST CO. OF LARNED, UNITED
BANK OF KANSAS, MACON ATLANTA STATE BANK, PEOPLES
COMMUNITY BANK, BLUE RIDGE BANK AND TRUST CO., FIRST
COMMUNITY BANK, GUARANTY BANK, ALTERRA BANK, FIRST
FEDERAL SAVINGS BANK OF CRESTON FSB, HAWTHORN BANK,
LYON COUNTY STATE BANK, AND CARROLLTON BANK
(COLLECTIVELY, THE “NON-VOTING BANKS”)

AND

UMB BANK, N.A. (“AGENT”)

DATED AS OF JULY 20, 2011

Amendment #29

TWENTY-NINTH AMENDMENT TO SECURED SENIOR LENDING AGREEMENT

This Twenty-Ninth Amendment to Secured Senior Lending Agreement (the “Amendment”) is made and is effective as of this 20th day of July, 2011 (the “Effective Date”) by and between the following parties:

1.             Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as (“Pioneer”), Pioneer Services Sales Finance, Inc., a Nevada corporation (“Sales Finance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding”) (All of Pioneer, Sales Finance and Funding each being referred to individually as a “Borrower” and collectively as the “Borrowers”) ;

2.             UMB Bank, N.A., a national banking association (“UMB”), Arvest Bank, an Arkansas banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), BMO Harris Bank N.A. successor by merger with M&I Marshall & Iisley Bank, as successor in interest to Southwest Bank, an M&I Bank (“BMO Harris”), First Citizens Bank, a Kentucky banking corporation (“First Citizens”) BancFirst, an Oklahoma banking corporation (“BF”), Citizens Bank and Trust, a Missouri corporation (“Citizens”), Enterprise Bank and Trust, a Missouri Charter Trust Company (“Enterprise”), and Stifel Bank & Trust, a Missouri banking corporation (“Stifel”), Sunflower Bank, N.A., a national banking association (“Sunflower”), Bank of Blue Valley, a Kansas banking corporation (“Blue Valley”) and ONB Bank and Trust Company, an Oklahoma corporation (“ONB”), (all of UMB, Arvest, Commerce, FBM, Texas, BMO Harris, First Citizens, BF, Citizens, Enterprise, Stifel, Sunflower, Blue Valley and ONB each being hereinafter referred to individually as a “Voting Bank” and collectively as the “Voting Banks”);

3.             Parkside Financial Bank & Trust, a Missouri corporation (“Parkside”), CrossFirst Bank, a national banking association (“CrossFirst”), Page County State Bank, a Missouri banking corporation (“Page”), CrossFirst Bank Leawood, a Kansas banking corporation (“CrossFirst-Leawood”), Peoples Community State Bank, a Missouri banking corporation (“Peoples State”), First State Bank & Trust Co. of Larned, a Kansas banking corporation (“First State-Larned”), United Bank of Kansas, a Kansas banking corporation (“United”), Macon Atlanta State Bank, a Missouri banking corporation (“Macon”), Peoples Community Bank, a Missouri banking corporation (“Peoples Community”), Blue Ridge Bank and Trust Co., a Missouri banking corporation (“Blue Ridge”), First Community Bank, a Missouri banking corporation (“First Community”), Guaranty Bank, a Missouri banking corporation (“Guaranty”), Alterra Bank, a Kansas banking corporation (“Alterra”), First Federal Savings Bank of Creston FSB, an Iowa corporation (“Creston”), Hawthorn Bank, a Missouri banking corporation (“Hawthorn”), and Lyon County State Bank, a Kansas banking corporation (“Lyon”), and Carrollton Bank, an Illinois corporation (“Carrollton”) (all of Parkside, CrossFirst, Page, CrossFirst-Leawood, Peoples-State, First State-Larned, United, Macon, Peoples Community, Blue Ridge, First Community, Guaranty, Alterra, Creston, Hawthorn, Lyon, and Carrolton, each being hereinafter referred to individually as a “Non-Voting Bank” and collectively as the “Non-Voting Banks”); and

4.             UMB is also hereinafter also sometimes referred to as “Agent” when it acts in its capacity as Agent for the Banks.

WHEREAS, Pioneer, Agent and certain of the Voting Banks entered into a Secured Senior Lending Agreement among themselves originally dated as of June 12, 2009 which has subsequently been amended by various amendments numbered 1 through 28 which modified certain of the terms and added additional Voting Banks and Non-Voting (collectively “Banks”) (hereinafter referred to, as previously amended, as the “Agreement”); and

WHEREAS, Pioneer, the other Borrowers, Agent and each of the Banks desire to further amend the Agreement by this Amendment so as to permit Pioneer to create a wholly-owned subsidiary corporation in the State of Missouri named PSLF, Inc. (“PSLF) to become a party to the Agreement and various of the Loan Documents as a “Borrower”, “Guarantor”, “Debtor”, and otherwise obligated party; and

WHEREAS, by execution of this Amendment and the other Loan Documents, PSLF, Pioneer and the other Borrowers hereby confirm their obligations hereunder and thereunder and confirm that all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Agreement, except as otherwise expressly amended by this Agreement, remain in full force and effect; and

WHEREAS, this Agreement may be amended in the manner described in this Amendment upon the approval of the Voting Banks and without the approval of the Non-Voting Banks; and

WHEREAS, PSLF, Pioneer, the other Borrowers, Agent and the Banks desire that all existing and future extensions of credit by any of the Banks to the Borrowers be subject to the terms and conditions of this Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

CHANGES TO CERTAIN DEFINITIONS

When used in this Agreement, all terms defined in the Agreement, upon execution of this Amendment, shall have the same meanings in this Amendment as given to such terms in the Agreement except the following words, terms or names shall have the meanings set forth in this section:

“PSLF” means PSLF, Inc., a Missouri corporation, which is a wholly-owned subsidiary of Pioneer.

“BMO Harris” means BMO Harris Bank N.A. successor by merger with M&I Marshall & Iisley Bank as successor in interest to Southwest Bank.

“Borrowers” means Pioneer, Funding, Sales and PSLF.

SECTION 2

CONSENTS AND APPROVALS

The parties hereto do hereby approve PSLF becoming a Borrower hereunder for all purposes of this Agreement and agree the PSLF shall be added to the definition for “Borrowers” in the Agreement.  The approval of PSLF is subject to the following conditions (1) Pioneer must execute and deliver to the Agent the following Loan Documents: (a) Intellectual Property Security Agreement; (b) Security Agreement for Customer Notes and Deposit Accounts; and (c) Pledge and Security Agreement and (2) PSLF must execute and deliver to the Agent the following Loan Documents (a) the Exhibit A to the Pledge and Security Agreement; (b) the Subsidiary Unlimited Continuing Guaranty; (c) the Second Amended and Restated Master Services Agreement; and (d) the Electronic Collateral Control Agreement.  All such Loan Documents shall be in a form acceptable to counsel for the Agent and shall henceforth be included in the definition of “Loan Document”.  PSLF shall also execute and deliver this Amendment to the Agreement and a Certificate of Officer.  By execution hereof, the terms of this Twenty-Ninth Amendment are hereby approved by all of the parties hereto.

SECTION 3

OTHER AMENDMENTS AND CHANGES TO THE AGREEMENT

A new Exhibit L-1 shall replace Exhibit L and shall list PSLF with the other Subsidiaries of Pioneer:

SECTION 4

REAFFIRMATION OF REMAINDER OF AGREEMENT

All provisions of the Agreement except for those sections specifically modified or added as described herein shall remain unchanged and in full force and effect.

Upon approval by the Required Banks, PSLF, by its execution hereof, shall be deemed a Borrower under the terms of the Agreement and other Loan Documents, entitled to all rights of a Borrower and subject to all obligations of a Borrower pursuant to the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.		PIONEER FUNDING, INC.

By:		By:
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

PSLF, INC.		PIONEER SERVICES SALES FINANCE,
INC.

By:		By:
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

FIRST BANK		ARVEST BANK

By:		By:
Name:	Kate Mayfield	Name:	Cindy Nunley
Title:	Executive Vice-President	Title:	Senior Vice-President

BANCFIRST		FIRST CITIZENS BANK

By:		By:
Name:	Mark C. Demos	Name:	Scott T. Conway
Title:	Senior Vice-President	Title:	Chief Executive Officer

UMB BANK, N.A., as a Bank and as Agent		BMO HARRIS BANK N.A.

By:		By:
Name:	Douglas F. Page	Name:
Title:	Executive Vice-President	Title:

CITIZENS BANK & TRUST		COMMERCE BANK, N.A.

By:		By:
Name:	Kelley Wilcox	Name:	David Enslen
Title:	Senior Vice President, Commercial	Title:	Senior Vice-President
Banking

TEXAS CAPITAL BANK, N.A.		ENTERPRISE BANK AND TRUST

By:		By:
Name:	Reed Allton	Name:	Linda Hanson
Title:	Executive Vice President	Title:	Regional President, Kansas City

BANK OF BLUE VALLEY		STIFEL BANK & TRUST

By:		By:
Name:	Kevin Klamm	Name:	John Haffenreffer
Title:	Commercial Loan Officer	Title:	President

ONB BANK AND TRUST COMPANY		SUNFLOWER BANK, N.A.

By:		By:
Name:	Matt Adams	Name:	David Rambo
Title:	Senior Vice President, Commercial	Title:	President - Kansas City
Loan Officer